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                                    INDENTURE

                            Dated as of June 17, 1999

                                     among

                             FALCON PRODUCTS, INC.,
                                     Issuer,

                             FALCON HOLDINGS, INC.,
                           HOWE FURNITURE CORPORATION,
                          JOHNSON INDUSTRIES, INC. and
                              SY ACQUISITION, INC.,
                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                               ------------------

                               Up to $150,000,000


                11M% Senior Subordinated Notes due 2009, Series A

                11M% Senior Subordinated Notes due 2009, Series B


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

                              CROSS-REFERENCE TABLE


Trust Indenture                                      Indenture
  Act Section                                         Section
---------------                                      ---------

Section 310(a)..................................    7.03; 7.10; 13.01
      (b).......................................    7.03; 7.10; 13.01;
                                                    13.02
      (c).......................................    7.03; 13.01
Section 311(a)..................................    7.11; 13.01
      (b).......................................    7.11; 13.01
      (c).......................................    13.01
Section 312(a)..................................    13.01
      (b).......................................    13.01; 13.03
      (c).......................................    13.01; 13.03
Section 313(a)..................................    7.06; 13.01
      (b)(1)....................................    13.01
      (b)(2)....................................    7.06; 7.07; 13.01
      (c).......................................    7.06; 13.01; 13.02
      (d).......................................    7.06; 13.01
Section 314(a)..................................    13.01; 13.02
      (b).......................................    13.01
      (c).......................................    13.01
      (d).......................................    13.01
      (e).......................................    13.01
      (f).......................................    13.01
Section 315(a)..................................    13.01
      (b).......................................    13.01; 13.02
      (c).......................................    13.01
      (d).......................................    13.01
      (e).......................................    13.01
Section 316(a)(1)(A)............................    6.05; 13.01
      (a)(1)(B).................................    13.01
      (a)(2)....................................    13.01
      (b).......................................    13.01
      (c).......................................    13.01
Section 317 ....................................    13.01

----------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                                                     Page
                                                                     ----
ARTICLE One

         DEFINITIONS AND INCORPORATION BY REFERENCE
         SECTION 1.01...Definitions                                     1
         SECTION 1.02...Incorporation by Reference of
                        Trust Indenture Act                            22
         SECTION 1.03...Rules of Construction                          22

ARTICLE Two

         THE SECURITIES
         SECTION 2.01...Form and Dating                               23
         SECTION 2.02...Execution and Authentication                  24
         SECTION 2.03...Registrar and Paying Agent                    25
         SECTION 2.04...Paying Agent to Hold Assets in Trust          25
         SECTION 2.05...Holder Lists                                  26
         SECTION 2.06...Transfer and Exchange                         26
         SECTION 2.07...Replacement Securities                        26
         SECTION 2.08...Outstanding Securities                        27
         SECTION 2.09...Treasury Securities                           27
         SECTION 2.10...Temporary Securities                          27
         SECTION 2.11...Cancellation                                  27
         SECTION 2.12...Defaulted Interest                            28
         SECTION 2.13...CUSIP Number                                  28
         SECTION 2.14...Deposit of Moneys                             28
         SECTION 2.15...Book-Entry Provisions for Global
                        Securities                                    29
         SECTION 2.16...Registration of Transfers and Exchanges       29
         SECTION 2.17...Issuance of Additional Securities             33

ARTICLE Three

         REDEMPTION
         SECTION 3.01...Notices to Trustee                            33
         SECTION 3.02...Selection of Securities to Be Redeemed        34
         SECTION 3.03...Notice of Redemption                          34
         SECTION 3.04...Effect of Notice of Redemption                35
         SECTION 3.05...Deposit of Redemption Price                   35
         SECTION 3.06...Securities Redeemed in Part                   36
         SECTION 3.07...Optional Redemption                           36

ARTICLE Four

         COVENANTS
         SECTION 4.01...Payment of Securities                         36
         SECTION 4.02...Maintenance of Office or Agency               37
         SECTION 4.03...Limitations on Transactions with Affiliates   37
         SECTION 4.04...Limitation on Incurrence of Additional
                        Indebtedness and Issuance of Preferred Stock  38
         SECTION 4.05...Limitation on Asset Sales                     39
         SECTION 4.06...Limitation on Restricted Payments             42
         SECTION 4.07...Compliance with Laws                          44
         SECTION 4.08...Payment of Taxes and Other Claims             44
         SECTION 4.09...Notice of Defaults                            45
         SECTION 4.10...Maintenance of Properties and Insurance       45
         SECTION 4.11...Compliance Certificate                        45
         SECTION 4.12...Reports to Holders                            45
         SECTION 4.13...Waiver of Stay, Extension or Usury Laws       46
         SECTION 4.14...Change of Control                             47
         SECTION 4.15...Prohibition on Incurrence of Senior
                        Subordinated Indebtedness                     48
         SECTION 4.16...Limitation on Dividend and Other Payment
                        Restrictions Affecting Subsidiaries           48
         SECTION 4.17...[This Section has been intentionally
                        omitted]                                      50
         SECTION 4.18...Limitation on Liens                           50
         SECTION 4.19...Limitation of Guarantees by Restricted
                        Subsidiaries                                  50
         SECTION 4.20...Conduct of Business                           50
         SECTION 4.21...Corporate Existence                           50
         SECTION 4.22...Limitation on Sale and Leaseback
                        Transactions                                  51
         SECTION 4.23...Limitation on Issuance and Sales of
                        Equity Interests in Wholly Owned
                        Restricted Subsidiaries                       51
         SECTION 4.24...Designation of Restricted and
                        Unrestricted Subsidiaries                     51
         SECTION 4.25...Payments for Consent                          52
         SECTION 4.26...Future Subsidiary Guarantors                  52

ARTICLE Five

         MERGERS, CONSOLIDATIONS AND ASSET SALES; SUCCESSORS
         SECTION 5.01...Merger, Consolidation and Sale of Assets      52
         SECTION 5.02...Successor Substituted                         54

ARTICLE Six

         DEFAULT AND REMEDIES
         SECTION 6.01...Events of Default                             54
         SECTION 6.02...Acceleration                                  55
         SECTION 6.03...Other Remedies                                56
         SECTION 6.04...Waiver of Past Default                        56
         SECTION 6.05...Control by Majority                           57
         SECTION 6.06...Limitation on Suits                           57
         SECTION 6.07...Rights of Holders to Receive Payment          57
         SECTION 6.08...Collection Suit by Trustee                    57
         SECTION 6.09...Trustee May File Proofs of Claim              58
         SECTION 6.10...Priorities                                    58
         SECTION 6.11...Undertaking for Costs                         58
         SECTION 6.12...Notice of Defaults                            59

ARTICLE Seven

         TRUSTEE
         SECTION 7.01...Duties of Trustee                             59
         SECTION 7.02...Certain Rights of Trustee                     60
         SECTION 7.03...Individual Rights of Trustee                  61
         SECTION 7.04...Trustee's Disclaimer                          61
         SECTION 7.05...Notice of Defaults                            61
         SECTION 7.06...Reports by Trustee to Holders of the
                        Securities                                    61
         SECTION 7.07...Compensation and Indemnity                    62
         SECTION 7.08...Replacement of Trustee                        63
         SECTION 7.09...Successor Trustee by Merger, Etc              63
         SECTION 7.10...Eligibility; Disqualification                 64
         SECTION 7.11...Preferential Collection of Claims
                        Against Company                               64

ARTICLE Eight

         SUBORDINATION OF SECURITIES
         SECTION 8.01...Securities Subordinated to Senior Debt        64
         SECTION 8.02...No Payment on Securities in Certain
                        Circumstances                                 65
         SECTION 8.03...Payment Over of Proceeds upon
                        Dissolution, etc                              66
         SECTION 8.04...Subrogation                                   67
         SECTION 8.05...Obligations of the Company Unconditional      67
         SECTION 8.06...Notice to Trustee                             68
         SECTION 8.07...Reliance on Judicial Order or
                        Certificate of Liquidating Agent              68
         SECTION 8.08...Trustee's Relation to Senior Debt             68
         SECTION 8.09...Subordination Rights Not Impaired by
                        Acts or Omissions of the Company or
                        Holders of Senior Debt                        69
         SECTION 8.10...Holders Authorize Trustee to Effectuate
                        Subordination of Securities                   69
         SECTION 8.11...This Article Not to Prevent Events of
                        Default                                       69
         SECTION 8.12...Trustee's Compensation Not Prejudiced         70
         SECTION 8.13...No Waiver of Subordination Provisions         70
         SECTION 8.14...Subordination Provisions Not Applicable
                        to Money Held in Trust for Holders            70
         SECTION 8.15...Amendments                                    70

ARTICLE Nine

         DISCHARGE OF INDENTURE; DEFEASANCE
         SECTION 9.01...Termination of the Company's Obligations      70
         SECTION 9.02...Legal Defeasance and Covenant Defeasance      72
         SECTION 9.03...Conditions to Legal Defeasance or
                        Covenant Defeasance                           73
         SECTION 9.04...Application of Trust Money                    74
         SECTION 9.05...Repayment to Company                          75
         SECTION 9.06...Reinstatement                                 75

ARTICLE Ten

         AMENDMENTS, SUPPLEMENTS AND WAIVERS
         SECTION 10.01...Without Consent of Holders                   75
         SECTION 10.02...With Consent of Holders                      76
         SECTION 10.03...Compliance with Trust Indenture Act          77
         SECTION 10.04...Revocation and Effect of Consents            77
         SECTION 10.05...Notation on or Exchange of Securities        78
         SECTION 10.06...Trustee to Sign Amendments, etc              78

ARTICLE Eleven

         GUARANTEE
         SECTION 11.01...Unconditional Guarantee                      78
         SECTION 11.02...Severability                                 79
         SECTION 11.03...Limitation of Guarantor's Liability          79
         SECTION 11.04...Execution of Guarantee                       79
         SECTION 11.05...Subordination of Subrogation and
                         Other Rights                                 79
         SECTION 11.06...Release of Guarantor from Subsidiary
                         Guarantee                                    80

ARTICLE Twelve

         SUBORDINATION OF GUARANTEE
         SECTION 12.01...Guarantee Obligations Subordinated to
                         Senior Debt                                  80
         SECTION 12.02...Payment Over of Proceeds upon Dissolution,
                         etc.; No Payment in Certain Circumstances    80
         SECTION 12.03...Subrogation                                  82
         SECTION 12.04...Obligations of Guarantors Unconditional      83
         SECTION 12.05...Notice to Trustee                            83
         SECTION 12.06...Reliance on Judicial Order or Certificate
                         of Liquidating Agent                         84
         SECTION 12.07...Trustee's Relation to Senior Debt of a
                         Guarantor                                    84
         SECTION 12.08...Subordination Rights Not Impaired by Acts
                         or Omissions of Holders of Senior Debt       84
         SECTION 12.09...Holders Authorize Trustee To Effectuate
                         Subordination of Guarantee                   85
         SECTION 12.10...This Article Not to Prevent Events
                         of Default                                   85
         SECTION 12.11...Trustee's Compensation Not Prejudiced        85
         SECTION 12.12...No Waiver of Guarantee Subordination
                         Provisions                                   85
         SECTION 12.13...Amendments                                   85

ARTICLE Thirteen

         MISCELLANEOUS
         SECTION 13.01...Trust Indenture Act Controls                 86
         SECTION 13.02...Notices                                      86
         SECTION 13.03...Communications by Holders with Other
                         Holders                                      87
         SECTION 13.04...Certificate and Opinion as to Conditions
                         Precedent                                    87
         SECTION 13.05...Statements Required in Certificate or
                         Opinion                                      87
         SECTION 13.06...Rules by Trustee, Paying Agent, Registrar    88
         SECTION 13.07...Governing Law                                88
         SECTION 13.08...No Recourse Against Others                   88
         SECTION 13.09...Successors                                   88
         SECTION 13.10...Counterpart Originals                        88
         SECTION 13.11...Severability                                 88
         SECTION 13.12...No Adverse Interpretation of Other
                         Agreements                                   89
         SECTION 13.13...Legal Holidays                               89
         SECTION 13.14...No Personal Liability of Directors,
                         Officers, Employees and Stockholders         89


         SIGNATURES...........................................       S-1

EXHIBIT A    Form of Series A Security........................       A-1
EXHIBIT B    Form of Series B Security........................       B-1
EXHIBIT C    Form of Legend for Global Securities.............       C-1
EXHIBIT D    Form of Transfer Certificate.....................       D-1
EXHIBIT E    Form of Transfer Certificate for Institutional
             Accredited Investors.............................       E-1
EXHIBIT F    Form of Supplemental Indenture...................       F-1
EXHIBIT G    Form of Officer's Certificate....................       G-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE dated as of June 17, 1999, among FALCON PRODUCTS, INC., a Delaware corporation (the "Company" or "Falcon"), as issuer, the GUARANTORS named herein and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         The Securities are being sold in connection with the acquisition by the Company of Shelby Williams Industries, Inc., a Delaware corporation ("Shelby"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated May 5, 1999, among the Company, Shelby and SY Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("SY Acquisition"). The Merger Agreement provides for the merger (the "Merger") of SY Acquisition with and into Shelby, with Shelby surviving the Merger.

         The Company has executed that certain Purchase Agreement, dated as of June 14, 1999, by and among the Company, the guarantors listed therein and the Initial Purchaser (the "Purchase Agreement"). The Company has also executed that certain A/B Exchange Registration Rights Agreement, dated as of the date hereof, by and among the Company, the guarantors listed therein and the Initial Purchaser (the "Registration Rights Agreement"). As soon as practicable after the consummation of the Merger, Falcon will cause Shelby and its Domestic Subsidiaries to deliver a fully executed Supplemental Indenture substantially in the form of Exhibit F attached hereto, guaranteeing the Obligations under the Securities pursuant to the terms and conditions contained in this Indenture.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions

         "Acceleration Notice" see Section 6.02.

         "Acquired Debt" means, with respect to any specified Person:

             (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

             (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Securities" means, subject to the Company's compliance with Sections 3 and 13, 11M% Senior Subordinated Notes due 2009 issued from time to time after the Issue Date up to a maximum aggregate amount of $50,000,000 (other than pursuant to Sections 2.06, 2.07, 3.06 and 4.05 of this Indenture and other than Exchange Securities issued pursuant to the Exchange Offer).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Affiliate Transaction" see Section 4.03.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" means:

             (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of Cash Equivalents or inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions described under Section 4.14 and/or the provisions described above under Article 5 and not by the provisions of Section 4.05; and

             (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

             (a) any single transaction or series of related  transactions that:
(i) involves  assets  having a fair market value of less than $1.0  million;  or
(ii) results in net proceeds to the Company and its Restricted Subsidiaries of less than $1.0 million;

             (b) a transfer of assets (i) between or among the Company and any Guarantor or (ii) between or among a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor to another Restricted Subsidiary of the Company that is not a Subsidiary Guarantor;

             (c) an issuance of Equity Interests (i) by a Guarantor to the Company or to another Guarantor or (ii) by a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor to another Restricted Subsidiary of the Company that is not a Subsidiary Guarantor; and

             (d) a Restricted Payment that is permitted by the covenant described under Section 4.06.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

         "Calculation Date" has the meaning ascribed such term in the definition of "Fixed Charge Coverage Ratio" in this Section 1.01.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

             (1) in the case of a corporation, corporate stock;

             (2) in the case of an association or business  entity,  any and all
shares,  interests,   participations,   rights  or  other  equivalents  (however
designated) of corporate stock;

             (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

             (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds with assets of $100.0 million or greater which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of any of the following:

             (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

             (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

             (3)  the  consummation  of  any  transaction  (including,   without
limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares;

             (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

             (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

         "Change of Control Offer" see Section 4.14(a).

         "Change of Control Payment Date" see Section 4.14(c).

         "Company" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

             (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

             (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

             (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance Financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

             (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

             (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

             (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

             (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

             (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

             (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

             (5) the cumulative effect of a change in accounting principles shall be excluded. "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

             (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

             (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

             (1) was a member of such Board of Directors on the Issue Date; or

             (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

         "Covenant Defeasance" has the meaning provided in Section 9.02(c).

         "Credit Agreement" means that certain Credit Agreement, dated as of June 17, 1999, by and among the Company, DLJ Capital Funding, Inc., as Administrative Agent, and the other parties thereto, providing for revolving credit and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, restated, refunded, replaced or refinanced from time to time, including any amendment,
modification,    supplement,   extension,   renewal,   restatement,   refunding,
replacement or refinancing that increases the amount borrowable thereunder provided such Indebtedness could be incurred hereunder or alters the maturity thereof.

         "Credit Facilities" means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities, including, without limitation, the Credit Agreement, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Custodian"  means  any  receiver,   trustee,   assignee,   liquidator,
sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Defeasance Trust Payment" see Section 8.02.

         "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

         "Designated Senior Debt" means (1) Obligations under the Credit Agreement and (2) any other Senior Debt permitted under Section 4.04, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 4.06.

         "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

         "DTC" means The Depository Trust Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" see Section 6.01.

         "Excess Proceeds" see Section 4.05(A).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

         "Exchange Securities" means the 11M% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

         "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "Final Maturity Date" means June 15, 2009.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

             (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

             (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

             (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

             (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated by giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition,  for  purposes of  calculating  the Fixed Charge  Coverage
Ratio:

             (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

             (2)  the  Consolidated   Cash  Flow  attributable  to  discontinued
operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

             (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         For the purpose of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness Incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Foreign Subsidiary" means any Restricted Subsidiary that was organized under the laws of a jurisdiction outside the United States and substantially all of whose assets are located and business is conducted outside of the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Securities" means one or more Reg. S Global Securities and 144A Global Securities.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not less than one year from the date of investment.

         "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantee" means the guarantee of the Obligations of the Company with respect to the Securities by each Guarantor pursuant to the terms of this Indenture, a form of which is attached hereto as part of Exhibits A and B. When used as a verb, "Guarantee" shall have a corresponding meaning.

         "Guarantors" means each of:

             (1) the Company's Domestic Subsidiaries; and

             (2) any other subsidiary that executes a Subsidiary Guarantee; and their respective successors and assigns.

         "Hedging   Obligations"   means,  with  respect  to  any  Person,   the
obligations of such Person under:

             (1) foreign currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

             (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder" means the registered holder of any Security.

         "incur" see Section 4.04.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

             (1) in respect of borrowed money;

             (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

             (3) in respect of banker's acceptances;

             (4) representing Capital Lease Obligations;

             (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

             (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

             (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

             (2) the principal amount thereof in the case of any other Indebtedness. "Indenture" means this Indenture, as amended or supplemented from time to time. "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Initial Securities" means the 11M% Senior Subordinated Notes due 2009, Series A, of the Company.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing December 15, 1999.

         "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described under Section 4.06.

         "Issue Date" means June 17, 1999, the date of first issuance of the Securities.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Liquidated Damages" has the meaning provided in the Registration Rights Agreement.

         "Merger" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

         "Merger Agreement" has the meaning ascribed to such term in the introductory paragraph to this Indenture.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

             (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

             (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

         "Net Proceeds Offer" see Section 4.05(A).

         "Net Proceeds Offer Amount" see Section 4.05(A).

         "Net Proceeds Offer Payment Date" see Section 4.05(B).

         "Net Proceeds Offer Trigger Date" means the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.05(A).

         "Non-Recourse Debt" means Indebtedness:

             (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

             (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities or the Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

             (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations"   means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offer and sale of the $100.0 million aggregate principal amount of Initial Securities to the Initial Purchaser.

         "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person.

         "Officers' Certificate" of any Person means a certificate signed on behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

         "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Participant" has the meaning set forth in Section 2.15(a).

         "Paying Agent" has the meaning provided in Section 2.03.

         "Payment Blockage Notice" see Section 8.02.

         "Payment Blockage Period" see Section 8.02.

         "Payment Default" has the meaning provided in Section 6.01(a).

         "Permitted Business" means the manufacture, distribution and marketing of furniture and related products.

         "Permitted Indebtedness" means, without duplication, each of the following:

             (i) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Company outstanding under all Credit Facilities after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) does not exceed an amount equal to $135.0 million less the aggregate amount applied by the Company or any of its Subsidiaries since the Issue Date to permanently repay Indebtedness (and, if any of such Indebtedness is revolving credit Indebtedness, to reduce commitments with respect thereto) under a Credit Facility as a result of asset dispositions;

             (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

             (iii)  the   incurrence  by  the  Company  and  the  Guarantors  of
Indebtedness represented by the Securities in an aggregate principal amount of $100.0 million at any time outstanding and the Subsidiary Guarantees;

             (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

             (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (ii), (iii), (iv) or (ix) of this paragraph;

             (vi) the incurrence by the Company or any Guarantor of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that:

             (a) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or any such Guarantor, as the case may be, that was not permitted by this clause (vi);

             (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness or (b) foreign currency valuation risk; in either case, in respect of Indebtedness that is permitted by the terms of the Indenture to be outstanding;

             the  guarantee  by  the  Company  or  any  of  the   Guarantors  of
Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

             the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $7.5 million;

             Indebtedness of the Company's Foreign Subsidiaries in an amount not to exceed $7.5 million at any time outstanding; and

             the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

         "Permitted Investments" means:

             (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary that is also a Guarantor;

             (2) any Investment in Cash Equivalents;

             (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Guarantor or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

             (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under Section 4.05;

             (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

             (6) Hedging Obligations;

             (7) other Investments in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Issue Date, not to exceed $5.0 million;

             (8) other Investments in any Foreign Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the Issue Date, not to exceed $2.5 million;

             (9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

             (10) accounts receivable and commercially reasonable advances to customers in the ordinary course of business and extensions of trade credit; and

             (11) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

         "Permitted Junior Securities" means:

             (1) Equity Interests in the Company; or

             (2) debt securities of the Company that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Securities and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article Twelve, that have a final maturity date and a weighted average life to maturity which is the same as or greater than, the Securities and that are not secured by a Lien on any assets.

         "Permitted Liens" means:

             (1) Liens on the assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Credit Facilities that were permitted by the terms of Section 4.18 to be incurred;

             (2) Liens in favor of the Company or the Guarantors;

             (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

             (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

             (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

             (6)  Liens  to  secure   Indebtedness   (including   Capital  Lease
Obligations) that are otherwise allowed as Permitted Debt and covering only the assets acquired with such Indebtedness;

             (7) Liens existing on the Issue Date;

             (8) Liens on Assets of the Company and of the Guarantors to secure Senior Debt of the Company or any such Guarantors that was permitted by Section 4.18;

             (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

             (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

             (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, prepayments, penalties and reasonable expenses incurred in connection therewith);

             (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

             (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

             (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means an individual, partnership, corporation,  unincorporated
organization,   limited  liability  company,   trust  or  joint  venture,  or  a
governmental agency or political subdivision thereof.

         "Physical Securities" means one or more certificated Securities in registered form.

         "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

         "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

         "Purchase Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

         "Public Equity Offering" means any underwritten public offering of common stock of the Company in which the gross proceeds to the Company are at least $35.0 million.

         "Qualified   Institutional   Buyer"   or  "QIB"   means  a   "qualified
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

         "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "redemption price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

         "Reg. S Global Security" means a global security in registered form representing the aggregate principal amount of Securities sold pursuant to Regulation S under the Securities Act.

         "Registrar" see Section 2.03.

         "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

         "Registration Date" see Section 4.12.

         "Registration Rights Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" see Section 4.06.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether or not any Security constitutes a Restricted Security.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard and Poor's Corporation.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities" means, collectively, the Initial Securities, the Transfer Restricted Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

         "Senior Debt" means:

             (1) all Indebtedness and all Obligations (including without limitation interest accruing after filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company or its Subsidiaries, including without limitation any Guarantees of such Obligations, pursuant to the Credit Facilities and all Hedging Obligations with respect thereto;

             (2) any other Indebtedness permitted to be incurred by the Company or the Guarantors hereunder, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities; and

             (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding  anything to the contrary in the preceding clauses (1),
(2) and (3), Senior Debt will not include:

             (a) any liability for federal, state, local or other taxes owed or owing by the Company;

             (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (c) any trade payables; or (d) any Indebtedness that is incurred in violation of the covenants contained herein.

         "Shelf  Registration   Statement"  has  the  meaning  provided  in  the
Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

         "Subsidiary" means, with respect to any Person:

             (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

             (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means (a) that certain Subsidiary Guarantee executed by the Guarantors in accordance with the delivery of the Securities and
(b) any supplemental indenture executed by Restricted Subsidiaries of the Company pursuant to which such Subsidiaries became Guarantors of the Company's Obligations under the Securities.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Tender Offer" has the meaning provided in the Credit Agreement.

         "Transfer Restricted Securities" means the Transfer Restricted Securities as defined in the Registration Rights Agreement and any similar securities issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within Corporate Trust Administration (or any successor group of the Trustee), and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "United  States  Government   Obligations"  means  direct  non-callable
obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

         "United States Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

             (1) has no Indebtedness other than Non-Recourse Debt;

             (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

             (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

             (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

             (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under Section
4.06. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.04, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.04, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

             (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

             (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02  Incorporation by Reference of Trust Indenture Act

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities and the Guarantees.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03  Rules of Construction

         Unless the context otherwise requires:

             (1) a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and words in the plural include the singular; (5) provisions apply to successive events and transactions; (6) references to sections of or rules under the Securities Act, the Exchange Act, the TIA or any other applicable law shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; (7) references to any contract, instrument or agreement shall be deemed to include any amendments, modifications or supplements thereto; and (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

Section 2.01  Form and Dating

             (1) General.  The Initial Securities and the Trustee's  certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

             1. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Securities or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

             (2) Global Securities. Each Global Security shall represent such of the outstanding Exchange Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Exchange Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Exchange Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Exchange Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02  Execution and Authentication

         One Officer shall sign the Securities of the Company by manual or facsimile signature. If such Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication.

         The Trustee shall authenticate (i) Initial Securities issued by Falcon for original issue in an aggregate principal amount not to exceed $150.0 million in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $100.0 million; and provided further that the Company complies with Section 4.04, (ii) upon cancellation of the Initial Securities issued by Falcon, Securities issued by Falcon for original issue in an aggregate amount not to exceed $150.0 million in one or more series; provided that the aggregate principal amount of Exchange Securities on the date of exchange of Initial Securities to Exchange Securities shall not exceed $100.0 million, and provided further that the Company complies with
Section 4.04, (iii) Transfer Restricted Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities and
(iv) Unrestricted Securities from time to time (A) in exchange for a like principal amount of the same type of Initial Securities or a like principal amount of the same type of Transfer Restricted Securities or (B) as the Company may determine in accordance with this Indenture, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of and the type of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities, Transfer Restricted Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $150.0 million, except as provided in Sections 2.07 and 2.08.

         In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (ii) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

         Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.03  Registrar and Paying Agent

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

         The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints DTC to act as Depositary with respect to the Global Securities. The Company may appoint a successor Registrar and/or Paying Agent without prior notice to the Holders and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 2.04  Paying Agent to Hold Assets in Trust

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Section 2.05  Holder Lists

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06  Transfer and Exchange.

         Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (and each of the Guarantors shall execute a Guarantee thereon) at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor of such Securities (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.05, 4.14 or 10.05). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

         Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

Section 2.07  Replacement Securities

         If evidence of a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Security, including reasonable fees and expenses of counsel.

         Every replacement Security is an additional obligation of the Company and the Guarantors.

Section 2.08  Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

         If on a Redemption  Date,  Net Proceeds Offer Payment Date or the Final
Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.09  Treasury Securities

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

         The Company shall promptly notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

Section 2.10  Temporary Securities

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

         Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to the benefits of this Indenture.

Section 2.11 Cancellation

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12  Defaulted Interest

         The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13  CUSIP Number

         The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

Section 2.14  Deposit of Moneys

         Prior to 10:00 a.m., New York time, on each Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date or Final Maturity Date, as the case may be.

Section 2.15  Book-Entry Provisions for Global Securities

             (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

         Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security.

             (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

             (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

             (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

             (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.16  Registration of Transfers and Exchanges

             (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

             (i) to register the transfer of the Physical Securities; or

             (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

             (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

             (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

             (A) if such Physical Security is being delivered to the Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

             (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

             (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

             (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

             (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

             (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security, the offer and sale of which has not been registered under the Securities Act, may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

             (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB or (II) to an Institutional Accredited Investor and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

             (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

             (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

             (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

             (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Security for a Physical Security. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

             (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

             (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

             (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

             (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

             (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

             (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

Section 2.17  Issuance of Additional Securities

         The Company shall be entitled, subject to its compliance with the covenants contained in Section 4.04, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Securities shall be issued in the form of Physical Securities or Global Securities, other than with respect to transfer restrictions). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

             (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

             (2) the issue price, the issue date, the CUSIP and/or ISIN number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

             (3) whether such Additional Securities shall be Physical Securities or Global Securities and issued in the form of Initial Securities or shall be issued in the form of Exchange Securities.

                                 ARTICLE THREE

                                   REDEMPTION

Section 3.01  Notices to Trustee

         If the Company wants to redeem Securities pursuant to paragraph 7 or 8 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02  Selection of Securities to Be Redeemed

         If less than all of the Securities are to be redeemed at any time, the Trustee will select Securities for redemption as follows:

             (1)  if  the  Securities  are  listed,   in  compliance   with  the
requirements of the principal national securities exchange on which the Securities are listed; or

             (2) if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate.

         No Securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

Section 3.03  Notice of Redemption

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

         Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state: (1) the paragraph of the Securities pursuant to which the Securities are being redeemed;

             (2) the Redemption Date;

             (3) the redemption price;

             (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

             (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

             (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

             (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

         At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense; provided that the Company shall give notice of redemption to the Trustee at least 10 days before the date the notice of redemption is requested by the Company to be mailed to the Holders (unless a shorter notice period shall be agreed to by the Trustee in writing).

Section 3.04  Effect of Notice of Redemption

         Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed.

Section 3.05  Deposit of Redemption Price

         Prior to 10:00 a.m., New York time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Security was registered at the close of business on such record date. Upon surrender of a Security for redemption in accordance with the notice given pursuant to Section 3.03 hereof, such Security shall be purchased by the Company at the redemption price, together with accrued and unpaid interest to the redemption date.

         If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

Section 3.06  Securities Redeemed in Part

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07  Optional Redemption

             (a) At any time prior to June 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

             (1) at least 65% of the aggregate principal amount of Securities issued on the Issue Date remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

             (2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

             (b) Except as set forth in paragraph (a) of this Section 3.07, the Securities will not be redeemable at the Company's option prior to June 15, 2004. On or after June 15, 2004, the Company may redeem the Securities, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

               Year                                                Percentage

               2004..................................................105.688%
               2005..................................................103.792%
               2006..................................................101.896%
               2007 and thereafter...................................100.000%

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01  Payment of Securities

         The Company shall pay the principal of and interest on (and any Liquidated Damages, to the extent applicable) the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

         The Company shall pay cash interest on overdue principal at the same rate per annum borne by the applicable Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the applicable Securities, to the extent lawful, as provided in Section 2.12.

Section 4.02  Maintenance of Office or Agency

         The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Company hereby initially designates the Trustee at its address set forth in
Section 13.02 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 4.03  Limitations on Transactions with Affiliates

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

             (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

             (2) the Company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers'
Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

             (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

             (2) transactions between or among the Company and/or its Restricted Subsidiaries;

             (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

             (4) Restricted Payments that are permitted by the provisions of the Indenture described in Section 4.06; and

             (5) the purchase of the tendered shares from the Tender Offer upon consummation of the Merger.

Section 4.04 Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt but not including Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (a) 2.0 to 1 if such Indebtedness is incurred on or prior to June 15, 2001 and (b) 2.25 to 1 if such Indebtedness is incurred thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of "Permitted Indebtedness" in Article One. Subject to the other terms of the Indenture, any Indebtedness incurred in accordance with this covenant may be incurred under the Credit Agreement.

         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S.
dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.05  Limitation on Asset Sales

             (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

             (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

             (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

             (1) to repay permanently  Senior Debt of the Company or Senior Debt
of  any  Guarantor   and,  if  the  Senior  Debt  repaid  is  revolving   credit
Indebtedness, to correspondingly reduce commitments with respect thereto;

             (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

             (3) to make a capital expenditure; or

             (4) to acquire other assets that are used or useful in a Permitted Business.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute excess proceeds ("Excess Proceeds"). When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an offer to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "Net Proceeds Offer"). The offer price in any Net Proceeds Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash (the "Net Proceeds Offer Amount"). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed for purposes of this Section 4.05 to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred, and shall comply with the provisions of this Section 4.05 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 4.05.

         Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

             (B) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the first paragraph of subsection (A) above, each notice of a Net Proceeds Offer pursuant to this Section 4.05 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

             a. (1) that the Net Proceeds  Offer is being made  pursuant to this
Section 4.05 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

             b. (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be at least 20 and not more than 30 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Net Proceeds Offer Payment Date");

             c. (3) that any Security not tendered will continue to accrue interest;

             d. (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

             e. (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

             f. (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

             g. (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before 10:00 a.m., New York time, on the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

Section 4.06  Limitation on Restricted Payments

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

             (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

             (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

             (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that (a) is pari passu with the Securities, (b) is subordinate in right of payment to the Subsidiary Guarantees or (c) otherwise constitutes Subordinated Indebtedness (other than the Securities or the Subsidiary Guarantees), except a payment of interest or principal at the Stated Maturity thereof or pursuant to any required sinking fund payments; or

             (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

             (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.04; and

             (3) such Restricted Payment,  together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

             (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

         Notwithstanding  the  foregoing,   the  provisions  set  forth  in  the
immediately preceding paragraph will not prohibit:

             (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

             (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

             (3) the defeasance,  redemption, repurchase or other acquisition of
(a) pari passu Indebtedness, (b) Indebtedness which is subordinate in right of payment to the Subsidiary Guarantees or (c) Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

             (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis provided that, at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

             (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years, without being subject to any maximum due to such carry over treatment or expiration of any amounts so carried over) and (ii) at the time of the aforementioned repurchase, redemption, acquisition or retirement, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (6) payments to shareholders of Shelby Williams in connection with the purchase of their common stock relating to the Tender Offer and the Merger.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

         In making the computations required by this Section 4.06, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

Section 4.07  Compliance with Laws

         The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.08  Payment of Taxes and Other Claims

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted
Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

Section 4.09  Notice of Defaults

         2. Upon becoming aware of any Default or Event of Default, the Company shall promptly (and in any event within 5 Business Days) deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and what action the Company is proposing to take with respect thereto.

Section 4.10  Maintenance of Properties and Insurance

             (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (other than ordinary wear and tear) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary.

             (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as, in the judgment of the Company, may be necessary.

Section 4.11  Compliance Certificate

         The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year and is continuing. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section
4.11 shall be for the fiscal year ending October 30, 1999.

Section 4.12  Reports to Holders

         At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration Date") and (ii) the date 180 days after the Issue Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission (to the extent accepted by the Commission):

             (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

             (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, or if any of the Company's Subsidiaries are not Guarantors, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries that are Guarantors separate from the financial condition and results of operations of the Subsidiaries that are not Guarantors and the Unrestricted Subsidiaries of the Company.

         In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. For all reporting periods ending on a date subsequent to June 17, 1999, the Issuer shall include in each Form 10-Q and Form 10-K a presentation, which need not be audited, of sales, operating income, interest expense, depreciation and amortization, and capital expenditures for such operating period and the twelve months ended on the last day of such reporting period, on a pro forma basis consistent with Article 11 of Regulation S-X of the Exchange Act.

         The Company will also be required (a) to supply the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request. In addition, at all times prior to the earlier of the Registration Date and the date 180 days after the Issue Date, the Company will, at its cost, deliver to each Holder of the Securities quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the Registration Date, the Company will supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request and as required by Rule 144A(d)(4) under the Securities Act.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.13  Waiver of Stay, Extension or Usury Laws

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.14  Change of Control

             (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

             (b) Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facilities and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facilities and all other such Senior Debt to permit the repurchase of the Securities as provided below. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

             (c) Within 10 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

             (1) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Securities tendered and not withdrawn will be accepted for payment;

             (2) the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

             (3) that any Security not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

             (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

             (8) the circumstances and relevant facts regarding such Change of Control.

         On or before 10:00 a.m., New York time, on the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so tendered the Change of Control Payment for such securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.14, the Trustee shall act as the Paying Agent.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.

         The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14.

Section 4.15  Prohibition on Incurrence of Senior Subordinated Indebtedness

         The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Securities. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Section 4.16 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

             (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

             (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

             (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

             (1) Existing Indebtedness and the Credit Agreement, in each case as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or the Credit Agreement, as in effect on the Issue Date;

             (2) the Indenture, the Subsidiary Guarantees and the Securities;

             (3) applicable law;

             (4) any  instrument  governing  Indebtedness  or Capital Stock of a
Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

             (5) customary non-assignment provisions in licenses or leases entered into in the ordinary course of business and consistent with past practices;

             (6) purchase money or capital lease obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

             (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

             (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

             (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described under Section 4.18 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

             (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

             (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.17  [This Section has been intentionally omitted]

Section 4.18  Limitation on Liens

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.19  Limitation of Guarantees by Restricted Subsidiaries

         The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Securities shall be subordinated to the Guarantee of such Senior Debt to the same extent as the Securities are subordinated to such Senior Debt.

Section 4.20  Conduct of Business

         The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or complementary to the Permitted Businesses (as determined in good faith by the Board of Directors of the Company).

Section 4.21  Corporate Existence

         Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or corporate existence of any Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the Permitted Businesses of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

Section 4.22  Limitation on Sale and Leaseback Transactions

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary of the Company that is a Guarantor may enter into a sale and leaseback transaction if:

             (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.04 and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.18;

             (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

             (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.05.

Section 4.23 Limitation on Issuance and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

             (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

             (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

             (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under Section 4.05;

provided, however, that the restrictions in clauses (1) and (2) above shall not apply to (a) the issuance of Disqualified Stock in compliance with Section 4.04 or (b) the pledge of the Capital Stock of any Restricted Subsidiary of the Company in compliance with Section 4.18.

             (B) The Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.24  Designation  of  Restricted   and   Unrestricted Subsidiaries

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of Section 4.06 or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments." All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.25  Payments for Consent

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.26  Future Subsidiary Guarantors

         If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date or if any Foreign Subsidiary becomes a Domestic Subsidiary, then (a) that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a Supplemental Indenture, substantially in the form of Exhibit F attached hereto, and (b) the Company shall deliver (i) an Officer's Certificate substantially in the form of Exhibit G attached hereto and (ii) an Opinion of Counsel to the Trustee, each within 10 Business Days of the date on which such Subsidiary was acquired or created; provided, however, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary.

                                  ARTICLE FIVE

               MERGERS, CONSOLIDATIONS AND ASSET SALES; SUCCESSORS

Section 5.01  Merger, Consolidation and Sale of Assets

             (A) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

             (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

             (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

             (iii) immediately after such transaction no Default or Event of Default exists; and

             (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company):

             (a)  will  have   Consolidated  Net  Worth  immediately  after  the
transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.04.

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

         Notwithstanding the foregoing clauses (ii), (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and
(b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         (B) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section 5.01. Notwithstanding the foregoing clause (iv), (a) any Guarantor may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Guarantor and (b) any Guarantor formed solely for the purpose of merging with and into any other Person, may merge with or into such Person.

Section 5.02  Successor Substituted

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

Section 6.01  Events of Default

         Each of the following is an Event of Default:

             (i) default for 30 days in the payment when due of interest on the Securities, whether or not prohibited by the subordination provisions of the Indenture;

             (ii) default in payment when due of the principal of or premium, if any, on the Securities, whether or not prohibited by the subordination provisions of the Indenture;

             (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under Sections 4.04, 4.05, 4.06, 4.14, or 4.26 or Article Five;

             (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Securities;

             (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

             (a) is caused by a failure to pay principal of such Indebtedness when due at final stated maturity (after giving effect to any grace period related thereto) (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

             (1) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

             (2) (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

             (3) (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

             (4) (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary under the U.S. Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Restricted Subsidiary that is a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

             (5) (ix) the institution by the Company or any Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.02  Acceleration

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a notice of acceleration (the "Acceleration Notice") and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

         In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of Section 6.01, the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in such clause (v) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         If an Event of Default occurs on or after June 15, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.07(b) hereof, then, upon acceleration of the Securities, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding. If an Event of Default occurs prior to June 15, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to such date, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Securities on the date of payment that would otherwise be due but for the provisions of this sentence):

               Year                                                Percentage
               1999................................................ 111.375%
               2000................................................ 110.238%
               2001................................................ 109.101%
               2002................................................ 107.964%
               2003................................................ 106.827%

Section 6.03  Other Remedies

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Default

         The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities.

Section 6.05  Control by Majority

         Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 6.06  Limitation on Suits

         A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

             (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

             (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

             (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

             (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

             (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07  Rights of Holders to Receive Payment

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08  Collection Suit by Trustee

         If an Event of Default in payment of principal or interest specified in
Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

             First: to the Trustee for amounts due under Section 7.07;

             Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

             Third: to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

Section 6.12  Notice of Defaults

         The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company shall also deliver to the Trustee a statement specifying such Default or Event of Default.

                                 ARTICLE SEVEN

                                     TRUSTEE

Section 7.01  Duties of Trustee

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

             (b) Except during the continuance of an Event of Default:

             (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

             (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (1) this paragraph does not limit the effect of paragraph (b) of this Section;

             (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

             (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

             (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by the Trustee in compliance with such request, order or direction.

             (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Certain Rights of Trustee

             (a) The Trustee may conclusively rely upon any document, certificate, opinion, report, notice, request, direction, order, note or other evidence of indebtedness, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

             (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating in any way to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

             (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

             (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

             (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i), 6.01(ii) and 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or obtained actual knowledge.

             (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

             (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

             (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03  Individual Rights of Trustee

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture. In addition, if the Trustee has any conflicting interest within the meaning of Section 310 of the TIA it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties.

Section 7.04  Trustee's Disclaimer

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06  Reports by Trustee to Holders of the Securities

         As promptly as practicable after each June 15 beginning with the June 15 following the date of the Indenture and for so long as the Securities remain outstanding, and in any event prior to August 15 in each year, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or delisted therefrom.

Section 7.07  Compensation and Indemnity

         The Company shall pay to the Trustee such reasonable compensation, as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its performance of services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, in addition to compensating the Trustee for its services, the Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (except any such expenses as may be attributable to the Trustee's negligence or bad faith). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities or expenses (including taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence or bad faith. In addition, the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(iv) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08  Replacement of Trustee

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders constituting a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

             (a) the Trustee fails to comply with Section 7.10 hereof;

             (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             (c) a receiver or other public officer takes charge of the Trustee or its property; or

             (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders owning at least 10% in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (including its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, Etc

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements and comply with Sections 310(a) and (b) of the TIA. Each successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, subject to supervision or examination by Federal or state authority; provided, however, that if Section 310(a) of the TIA or the rules and regulations of the Commission under the TIA at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the TIA, this
Section 7.10 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.11  Preferential Collection of Claims Against Company

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to and comply with TIA Section 311 to the extent required thereby.

                                 ARTICLE EIGHT

                           SUBORDINATION OF SECURITIES

Section 8.01  Securities Subordinated to Senior Debt

         The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, (i) that all Securities shall be issued subject to the provisions of this Article Eight; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of principal, premium, if any, and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under Senior Debt of the Company, whether outstanding on the Issue Date or thereafter incurred, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

Section 8.02  No Payment on Securities in Certain Circumstances

         If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any Obligations with respect to any Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in any such proceeding), no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive and retain Permitted Junior Securities and payments from a trust described under Article Nine so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities in accordance with the provisions of Article Nine and without violating the provisions of Article Eight or Article Twelve of this Indenture (a "Defeasance Trust Payment")).

         In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the 179 days after the date of receipt of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Company nor any other Person on either of their behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities (except in Permitted Junior Securities or Defeasance Trust Payments) or (y) acquire any of the Securities for cash or property or otherwise.

         Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No nonpayment event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         In the event that,  notwithstanding  the  foregoing  provisions of this
Section 8.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by the first two paragraphs of this Section 8.02 and before all Obligations in respect of Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

Section 8.03  Payment Over of Proceeds upon Dissolution, etc

             (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise (except that holders of the Securities may receive and retain Permitted Junior Securities and Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Company of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

             (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all Obligations in respect of Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

             (c) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

         The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 8.04  Subrogation

         Upon the payment in full in cash or Cash Equivalents of all Senior Debt of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest on the Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Debt of the Company by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt of the Company, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt of the Company. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt of the Company, on the other hand.

         If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash of such Senior Debt.

Section 8.05  Obligations of the Company Unconditional

         Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of the Company then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, the Company on account of any Obligations on the Securities.

Section 8.06  Notice to Trustee

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Eight). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Eight). Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt of the Company to recover payments from Holders as contemplated by Section 8.02 or 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 8.07  Reliance on Judicial Order or Certificate of Liquidating Agent

         Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

Section 8.08  Trustee's Relation to Senior Debt

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Debt of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article Eight or otherwise.

Section 8.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt

         No right of any present or future holders of any Senior Debt of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

Section 8.10   Holders  Authorize  Trustee   to   Effectuate  Subordination  of
Securities

         Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 8.11  This Article Not to Prevent Events of Default

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (i), (ii) or (iii) of Section 6.01.

Section 8.12  Trustee's Compensation Not Prejudiced

         Nothing in this Article Eight shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

Section 8.13  No Waiver of Subordination Provisions

         Without in any way limiting the generality of Section 8.09, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 8.14 Subordination Provisions Not Applicable to Money Held in Trust for Holders

         All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

Section 8.15  Amendments

         As long as the Senior Debt is outstanding or any amounts are outstanding thereunder, the provisions of this Article Eight (and the definition used herein) shall not be amended or modified without the written consent of the majority of the lenders under the Senior Debt; provided, however, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of Holders shall require the consent of at least 75% in aggregate principal amount of Securities then outstanding.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01  Termination of the Company's Obligations

             (A) The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in Section 9.01(B), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment United States Legal Tender or non-callable United States Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

             (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

             (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, United States Legal Tender or non-callable United States
Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal and interest on the outstanding Securities to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such United States Legal Tender to the payment of said principal and interest with respect to the Securities; provided, further, that no deposits made pursuant to this Section 9.01(b) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Eight and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

             (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

             (d) the Company shall have paid all other sums payable by it hereunder; and

             (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

             (B) The Company may not discharge any of its obligations with regard to outstanding Securities or discharge any of the obligations of the Guarantors with regard to the Subsidiary Guarantees that relate to:

             (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below;

             (b) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

             (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

             (d) the Legal  Defeasance  obligations  contained  in this  Article
Nine.

Section 9.02  Legal Defeasance and Covenant Defeasance

             (a) The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 9.03.

             (b) Upon exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and, if it so selects, each of the Guarantors, shall, subject to the satisfaction of the conditions set forth in
Section 9.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 9.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Eight or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

             (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due;

             (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02 hereof;

             (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

             (iv) this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

             (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, Sections 4.08 through 4.10, inclusive, Sections 4.12 through 4.20, inclusive, and Article Five hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Eight or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03 hereof, Sections 6.01(iv), 6.01(v) and 6.01(vi) shall not constitute Events of Default.

Section 9.03  Conditions to Legal Defeasance or Covenant Defeasance

         The  following  shall be the  conditions to the  application  of either
Section 9.02(b) or 9.02(c) hereof to the outstanding Securities:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

             (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

             (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

             (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

             (d) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

             (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

             (f) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy,
insolvency,   reorganization   or  similar  laws  affecting   creditors'  rights
generally;

             (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

             (h) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company.

Section 9.04  Application of Trust Money

         The Trustee or Paying Agent shall hold in trust United States Legal Tender or United States Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited United States Legal Tender and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said United States Legal Tender or United States Government Obligations except as it may agree with the Company.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Legal Tender or United States Government Obligations deposited pursuant to Section 9.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any United States Legal Tender or United States Government Obligations held by it as provided in Section 9.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.05  Repayment to Company

         Subject to this Article Nine, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess United States Legal Tender or United States Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

Section 9.06  Reinstatement

         If the Trustee or Paying Agent is unable to apply any United States Legal Tender or United States Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or United States Government Obligations in accordance with this Article Nine; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States Legal Tender or United States Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01  Without Consent of Holders

         The Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

             (a) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions taken pursuant to this clause (a) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

             (b) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

             (c) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

             (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;

             (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

             (f) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA;

             (g) to release any Guarantor from its Guarantee (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor) pursuant to the requirements of Section 11.06 or to add a Guarantor pursuant to the requirements of Section 4.26; or

             (h) to provide for the issuance of Securities subsequent to the Issue Date pursuant to Section 2.02;

provided, however, that the Company deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement does not adversely affect the rights of any Holder and otherwise complies with the provisions of this Section 10.01.

         In formulating its opinion on the matters in clause (a), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

Section 10.02  With Consent of Holders

         Subject to Sections 6.07 and 10.01, the Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities), or waive any existing default or compliance with any provision hereof or thereof, with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, notwithstanding the preceding sentence, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

             (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

             (b) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the repurchase of Securities at the Holders' option under Sections 4.05 or 4.14);

             (c) reduce the rate of or change the time for payment of interest on any Security;

             (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

             (e) make any Security payable in money other than that stated in the Securities;

             (f) make any change in the provisions of Section 6.04;

             (g) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described under Section 4.05 or 4.14); or

             (h)  make  any  change  in  the  preceding   amendment  and  waiver
provisions.

         It shall not be  necessary  for the consent of the  Holders  under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03  Compliance with Trust Indenture Act

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04  Revocation and Effect of Consents

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 10.5  Notation on or Exchange of Securities

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.6  Trustee to Sign Amendments, etc

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                                    GUARANTEE

Section 11.01  Unconditional Guarantee

         Each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of the Guarantee.

Section 11.02  Severability

         In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03  Limitation of Guarantor's Liability

         Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 11.04, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

Section 11.04  Execution of Guarantee

         Each Guarantor hereby agrees to execute a guarantee to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Security on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

Section 11.05  Subordination of Subrogation and Other Rights

         Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Senior Debt in accordance with the provisions provided therefor in this Indenture.

Section 11.06  Release of Guarantor from Subsidiary Guarantee

         The Subsidiary Guarantee of a Guarantor will be released: (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with Section 4.05; or (b) in connection with any sale of all of the Capital Stock of a Guarantor, provided the Company applies the Net Proceeds of that sale in accordance with Section 4.05; or (c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.24.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

Section 12.01  Guarantee Obligations Subordinated to Senior Debt

         Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenant and agrees, (i) that the Guarantee shall be issued subject to the provisions of this Article Twelve; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of the Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under the Senior Debt of such Guarantor, whether outstanding on the Issue Date or thereafter incurred, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of such Senior Debt, and that each holder of such Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Guarantees.

Section 12.02 Payment Over of Proceeds upon Dissolution, etc.; No Payment in Certain Circumstances

             (a) Upon any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made by or on behalf of the Guarantor on account of any Obligations on the Guarantee or for the acquisition of any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Guarantor of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of the Guarantor (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

             (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.02(a) and before all Obligations in respect of the Senior Debt of the Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

             (c) To the extent any payment of Senior Debt of a Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

         The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

         If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any Obligations with respect to any Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt instrument, whether or not allowable as a claim in any such proceeding) no payment of any kind or character shall be made by or on behalf of the Guarantor or any other Person on its behalf with respect to any Obligations on the Guarantee or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

         In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives a Payment Blockage Notice to the Trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the Payment Blockage Period, neither the Guarantor, nor any other Person on the Guarantor's behalf, shall (x) make any payment of any kind or character with respect to any Obligations on the Guarantee or (y) acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

         Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         In the event that, notwithstanding the provisions of the two paragraphs preceding the immediately preceding paragraph of this Section 12.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by the two paragraphs preceding the immediately preceding paragraph of this Section 12.02 and before all Obligations in respect of the Senior Debt of the Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

Section 12.03  Subrogation

         Upon the payment in full in cash or Cash Equivalents of all Senior Debt of a Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Senior Debt until the principal of and interest on the Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Senior Debt, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Senior Debt. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt of any such Guarantor on the other hand.

         If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Senior Debt of the Guarantors, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash of such Senior Debt.

Section 12.04  Obligations  of Guarantors Unconditional

         Subject to Sections 11.03 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of such Guarantor of the Securities and creditors of any Guarantor other than the holders of Senior Debt of such Guarantor, as the case may be, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Debt in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of each Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, such Guarantor on account of any Obligations on the Securities pursuant to the Guarantee.

Section 12.05  Notice to Trustee

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Twelve). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Twelve). Nothing contained in this Section 12.05 shall limit the right of the holders of Senior Debt of a Guarantor to recover payments as contemplated by Section 12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.06  Reliance on Judicial Order or Certificate of Liquidating Agent

         Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.07  Trustee's  Relation  to Senior  Debt of a
Guarantor

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Debt of a Guarantor which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of Senior Debt of such Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor (except as provided in Section 12.02(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt of a Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

Section 12.08 Subordination Rights Not Impaired by Acts or Omissions of Holders of Senior Debt

         No right of any present or future holders of any Senior Debt of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of any Guarantor.

Section 12.09  Holders   Authorize  Trustee  To   Effectuate  Subordination  of
Guarantee

         Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 12.10  This Article Not to Prevent Events of Default

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default.

Section 12.11  Trustee's Compensation Not Prejudiced

         Nothing in this Article Twelve shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

Section 12.12  No Waiver of Guarantee Subordination Provisions

         Without in any way limiting the generality of Section 12.08, the holders of Senior Debt of any Guarantor, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Senior Debt, may do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

Section 12.13  Amendments

         As long as the Credit Facilities or any amounts are outstanding thereunder, the provisions of this Article Twelve (and the definition used herein) shall not be amended or modified without the written consent of the majority of the lenders under the Credit Facilities.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls

         This Indenture is subject to the provisions of the TIA that are required to be a part of any indenture subject to the TIA. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

         The provisions of TIA Section 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.02  Notices

         Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Company and the Guarantors:

                  Falcon Products, Inc.
                  9387 Dielman Drive
                  St. Louis, Missouri 63132

                  Attention:  Chief Financial Officer

                  Facsimile:   (314) 991-9293
                  Telephone:   (314) 991-9204

                  with copies to:

                  Gallop, Johnson & Neuman, L.C.
                  101 South Hanley
                  St. Louis, Missouri 63105

                  Attention:  Robert H. Wexler, Esq.

                  Facsimile:   (314) 862-1219
                  Telephone:   (314) 862-1200

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York  10286

                  Attention:  Corporate Trust Administration

                  Facsimile:  (212) 815-5915
                  Telephone:  (212) 815-5287

         Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to such Holder at the address as set forth on the list maintained pursuant to Section 2.05 and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03  Communications by Holders with Other Holders

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The
Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

Section 13.04  Certificate and Opinion as to Conditions Precedent

         Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

             (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, and such other opinions as the Trustee may reasonably require.

Section 13.05  Statements Required in Certificate or Opinion

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (1) a statement that the person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.06  Rules by Trustee, Paying Agent, Registrar

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07  Governing Law

         This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 13.08  No Recourse Against Others

         No director, officer, employee, stockholder or member of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

Section 13.09  Successors

         All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

Section 13.10  Counterpart Originals

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.11  Severability

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 13.12  No Adverse Interpretation of Other Agreements

         This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13  Legal Holidays

         If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Section 13.14 No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    COMPANY:

                                    FALCON PRODUCTS, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    GUARANTORS:

                                    FALCON HOLDINGS, INC.,


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    HOWE FURNITURE CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    JOHNSON INDUSTRIES, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    SY ACQUISITION, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TRUSTEE:

                                    THE BANK OF NEW YORK

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: